Exhibit 99(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the combined Statement of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement (Form N-1A, No. 033-61810) of Transamerica Partners Funds Group and to the incorporation by reference of our reports dated February 24, 2011 on Transamerica Partners Balanced, Transamerica Partners Core Bond, Transamerica Partners High Quality Bond, Transamerica Partners High Yield Bond, Transamerica Partners Inflation-Protected Securities, Transamerica Partners International Equity, Transamerica Partners Large Core, Transamerica Partners Large Growth, Transamerica Partners Large Value, Transamerica Partners Mid Growth, Transamerica Partners Mid Value, Transamerica Partners Money Market, Transamerica Partners Small Core, Transamerica Partners Small Growth, Transamerica Partners Small Value, Transamerica Partners Stock Index, Transamerica Asset Allocation - Intermediate Horizon, Transamerica Asset Allocation - Intermediate/Long Horizon, Transamerica Asset Allocation - Long Horizon, Transamerica Asset Allocation - Short Horizon, and Transamerica Asset Allocation -Short/Intermediate Horizon included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 2011